EXHIBIT 99.4

                             SUBSCRIPTION AGREEMENT


         Agreement, made this _______ day of _____________ , 2004, by and between MONGOLIAN EXPLORATIONS LTD., a Nevada corporation (the "Company"), and ________________________ (the "Subscriber").

         In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                  SUBSCRIPTION

         1.01 Subscription Offer. Subject to the terms and conditions hereof and to acceptance by the Company, Subscriber hereby irrevocably offers to purchase ___________________ shares of Common Stock (the "Securities") at a price of $0.05 per share, for a total purchase price of US$_____________. The purchase price is payable in full by check payable to "Mongolian Explorations Ltd."

         1.02 Acceptance of Subscription. The Company reserves the right to reject Subscriber's offer in whole or in part, for any reason, and to allocate less than the maximum number of Securities the Subscriber hereby offers to purchase. Any sale of Securities to Subscriber shall not be deemed to occur until Subscriber's offer is accepted in writing by the Company. Subscriber shall not have any recourse against the Company if a purchase offer is rejected in whole or in part. The Company shall reasonably notify Subscriber in writing of the acceptance of a purchase offer. If the purchase offer is accepted, the Company will confirm in writing Subscriber's purchase of the Securities. If the purchase offer is rejected in whole or in part, the Company will promptly return to Subscriber, without deduction or interest, all or a ratable portion of the subscription price, as the case may be, together with all executed documents tendered by Subscriber. If the purchase offer is rejected in part only, Subscriber shall immediately complete, execute, and deliver to the Company new subscription documents for the appropriate reduced amount.

         1.03 Registration of Securities. The Securities have been registered under the Securities Act of 1933 (the "Act"), pursuant to Form SB-2.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.01 Status of Subscriber. Subscriber, if an individual, is at least 21 years of age. If an association, each individual member of the association is at least 21 years of age.

         2.02 Access to Information. Because of Subscriber's preexisting business or personal relationship with the Company or with the officers and directors of the Company, or by reason of the business or financial experience of Subscriber or his professional advisors who are unaffiliated with and who are not compensated by the Company, or any affiliate thereof, Subscriber has the capacity to protect his own interests in connection with the offer and sale of the Securities.

         Subscriber represents that he has received and retained the Company's Form SB-2/A-__ dated ______________________________, (the "Form SB-2"), and that he has carefully read and understood all documents contained therein.

         By virtue of his review of the Form SB-2, Subscriber has had access to all material and relevant information necessary to enable Subscriber to make an informed investment decision. All data requested by Subscriber from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of the offering has been furnished to Subscriber's satisfaction. Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this offering, and to obtain from the Company any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the Form SB-2.

         2.03 Understanding of Investment Risks. Subscriber understands that there is no market for the Securities and no assurance that a market will develop, and that realization of the objectives of the Company is subject to significant economic and business risks as set forth in the Form SB-2.

         2.04     Investment Intent.  Subscriber represents and warrants that:

         (a) Subscriber is acquiring the Securities for the Subscriber's own account and not for or on behalf of any other person;

         (b) Subscriber is acquiring the Securities for investment and not for distribution or with the intent to divide Subscriber's participation with others or of reselling or otherwise distributing the Securities;

         (c) Neither Subscriber nor anyone acting on Subscriber's behalf has paid any commission or other remuneration to any person in connection with the purchase of the Securities.

         2.05 Residence of Subscriber. The residence of Subscriber set forth below is the true and correct residence of Subscriber and he or she has no present intention of becoming a resident or domiciliary of any other state, country, or jurisdiction.

         2.06 Further Assurances. Subscriber will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

         2.07  Non-disclosure.   Subscriber  has  not  distributed  any  written
materials furnished to Subscriber by the Company to anyone other than the Subscriber's professional advisors.

         2.08 Ability to Bear Economic Risk. Subscriber is able to bear the economic risk of an investment in the Securities and to maintain his investment in the Securities for an indefinite period of time, and, further, could bear a total loss of the investment and not change his standard of living which existed at the time of such investment.

         2.09 For Partnerships, Corporations, Trusts, or Other Entities Only. If the Subscriber is a partnership, corporation, trust, or other entity,

         (a) Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (i.e., if a trust, a copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a copy of the articles of incorporation; or if a partnership, a copy of the partnership agreement); and

         (b) Subscriber has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

         3.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

         3.02 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings. No amendment of the Agreement shall be made without the express written consent of the parties.

         3.03 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         3.05 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company, at 750 West Pender Street, Suite 1605, Vancouver, British Columbia, Canada V6C 2T8, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            "Company"

                                            MONGOLIAN EXPLORATIONS LTD.


                                            By:

                                                Authorized Officer

NOTE: ENTITIES (CORPORATIONS, LLC'S, PARTNERSHIPS, ETC.) MUST ALSO
      COMPLETE PAGE 6 OF THIS AGREEMENT.

                                                "Subscriber(s)"


Name(s) exactly as you wish your interest
in the Company to be registered                 (1)
                                                     (please print)


                                                (2)
                                                     (please print)

Title, if Subscriber is not a natural person    (1)


                                                (2)


Signatures                                      (1)
                                                     (Signature)


                                                (2)
                                                     (Signature)

Primary Residence                               (1)


                                                (2)


Mailing Address (if different from above)       (1)


                                                (2)


Contact Telephone Number(s)                     (1)
                                                (2)

Social Security or Tax                          (1)
Identification Number

                                                (2)

                    REQUIRED INFORMATION FOR JOINT PURCHASERS

         The interest in the Company we have purchased will be held as (choice one):

         |_| Joint Tenants   |_| Tenants in Common   |_| Tenants by the Entirety

         "Joint Tenants" means that the purchasers shall co-own the Securities as joint tenants with right of survivorship and not as tenants in common. Each purchaser shall enjoy the right of survivorship; that is, upon the death of one purchaser, the surviving purchaser shall enjoy sole ownership of the Securities. Any sale, transfer, or other disposition of the Securities by either purchaser of his proportionate share thereof shall destroy the right of survivorship.

         "Tenants in Common" means that the purchasers shall co-own the Securities as tenants in common with no right of survivorship. Each purchaser may sell, transfer, or otherwise dispose of his proportionate share of the Securities pursuant to the terms and conditions of the subscription agreement.

         "Tenants by the Entirety" means that the purchasers, who are husband and wife, shall co-own the Securities as tenants by the entirety. Each purchaser shall enjoy the right of survivorship and such right may not be defeated by any unilateral act of either purchaser; that is neither purchaser may sell, transfer, or otherwise dispose of his proportionate share of the Securities without the prior express consent of the other purchaser. This form of ownership is not recognized in all states. The Subscriber(s) should consult legal counsel before selecting this form of ownership.

                         ENTITY SUBSCRIPTION INFORMATION

                     (attach additional pages if necessary)

1. Name of Subscriber Entity:
   -----------------------------------------------------------------------------

2.  Type of Entity:  ____ Corporation _____ Limited Liability Company
    --------------

                     ____ Partnership


                     _____ Trust      _____ Other: _________________

3. Name(s) of Officers:

President: _________________________________________________

Secretary: _________________________________________________

Treasurer: _________________________________________________

Other: ____________________________________________________

Other: ____________________________________________________

4. Name(s) of Directors:

Director: _________________________________________________

Director: _________________________________________________

Director: _________________________________________________

Director: _________________________________________________

5. Name(s) of Shareholders/Members/Partners owning 5% or more of the outstanding ownership interests (stock, membership interests, etc.), or with options or warrants to subscriber to 5% or more of the ownership interests:

5% Holder: _______________________________________________

5% Holder: _______________________________________________

5% Holder: _______________________________________________

5% Holder: _______________________________________________

5% Holder: _______________________________________________

Completed by:
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                  Signature                                     Date


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